Exhibit 10.01

Law Offices Philip D. Neuer A PROFESSIONAL CORPORATION

1875 McCarter Highway Newark, New Jersey 07104-4211	(973)482-0840 FACSIMILE: (973) 482-0087 WEBSITE: www.neuerlaw.com

Philip D. Neuer
“pdn@neuerlaw.com”
_________
Lisa A. Freed “lfreed@neuerlaw.com”
_________
Of Counsel
Paul Modarelli*
 *Member NJ & Fla Bars

April 12, 2007

Via Facsimile:
201 489-5505
Joseph M Andresini, Esq.
Law Offices of Dennis J. Oury, LLC
1 University Plaza – Suite 601
Hackensack, New Jersey 07601

Re:	Jaclyn, Inc. to Crowley Premises at Jefferson Street and Washington Street West New York, New Jersey

Dear Jos.:

On behalf of your client, John Crowley, and in connection the referenced transaction, you have requested that the Seller, Jaclyn, Inc., agree to an early termination of the contract so that your client is not obligated to complete a further application to the Planning Board or the Zoning Board of Adjustment of West New York. My client has considered your client’s proposal and my client is amenable to the following:

1.	The termination date of the contract shall be the close of business of Monday April 16, 2007.

2.	The Escrow Deposit that I am presently holding, in the principal amount of $162,500.00 plus accrued interest, shall be paid as follows:

a.	$8,750 to my client; and

b.	$153,750 to your client; and

c.	all accrued interest (which as of February 28, 2007 totaled $4,272.99, shall be paid to my client)

3.	Either you or I shall prepare mutual general releases to be signed by our clients, respectively.

4.	You or your client shall deliver to me before the close of business Monday, April 16, the following:

a.	A duly executed, witnessed and acknowledged counterpart of the general release from Crowley to Jaclyn, Inc.; and

b.

A full set of all drawings, applications, plats, surveys, sire plans and the like which have been prepared by or on behalf of your client and which have been or were to have been submitted to either the Planning Board or The Zoning Board of West New York.

Upon satisfaction of all of the above, I shall issue and deliver to you my attorney trust check in the amount of $153,750. Please confirm as to whether that is to be made payable solely to your client or jointly to you and your client or to your attorney trust account.

Contemporaneously with the payment to your client, I shall deliver a check or checks to my client in the amount of $8,750 plus all accrued interests. Please acknowledge that your client has accepted this proposal, pursuant to which the contract shall be deemed void and of no further force or effect and each party shall have been deemed to release the other from any and all obligations or responsibilities as well as any damages arising out of the contract.

Please acknowledge your client’s acceptance of all of the above by signing the copy of this letter below and then returning it to me both via facsimile and by ordinary mail.

Very truly yours,

/s/ Philip D. Neuer
PDN:sfn

cc: Jaclyn Inc. (via facsimile: 201 868-9355)

C/Documents and Settings/Sari/My Documents/Sari/Letters/Andresini, Joseph 4 11.07.doc

The above is hereby accepted by and on behalf of John Crowley and Sanford Weiss.

/s/ Joseph M. Andresini
Joseph M. Andresini
Attorney and authorized signatory